                                                                Exhibit 3.1 (AC)


                            ARTICLES OF INCORPORATION

                                       OF

                            TROJAN TRANSPORTATION CO.

            We, the undersigned, have this day associated ourselves together for the purpose of forming a corporation under the Corporation Code of the State of California, as hereinbelow provided:

            FIRST: The name of the corporation is

                            TROJAN TRANSPORTATION CO.

            SECOND: The purposes for which the corporation is formed are as follows:

            A. It is intended that this corporation shall initially engage primarily in the business of warehousing, freight car loading, and freight trucking.

            B. In addition to the above primary purposes the corporation shall have the further general purposes and powers as follows:

            a) To own, operate, maintain, manage, equip, improve, repair, alter, and otherwise deal with, use and enjoy; to invent, design, develop, assemble, build, construct, fabricate, manufacture, buy, import, lease as lessee and otherwise acquire, to mortgage, deed in trust, pledge and otherwise dispose of, goods, wares and merchandise and personal property of every sort, nature and description.

            b) To purchase, acquire, own, hold, lease, whether as lessor or lessee, sell, exchange and generally deal in any real property, either improved or unimproved, and any and all other property of every and any kind of description, real, personal and mixed, wheresoever situated, including water and water rights.

            c) To acquire by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking wholly or in part the liabilities of any person, firm, association or corporation; and to acquire any business as a going concern in any legal manner whatsoever; to hold, maintain and operate, or in any manner dispose of any of the property so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

            d) To carry on any business whatsoever, which the Directors of this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; and to conduct its business in this state, in other states, in the District of Columbia, in the territories and colonies of the United States, and in foreign countries. The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause will, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms or provisions of any other clause, but shall be regarded as independent purposes.

            e) To have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

            THIRD: The county in the State of California where the principal office for the transaction of the business of the corporation is to be located is Los Angeles.

            FOURTH: The corporation is authorized to issue one hundred (100) shares, all of no par value.

            FIFTH: The number of directors of this corporation shall be three
(3) and the names and addresses of the persons who are hereby appointed to act as the first directors of the corporation are as follows:

              NAME                   ADDRESS
              ----                   -------
      Raymond Veltman      13103 Schoenborn St.   Sun Valley, Calif.
      Elaine Veltman       13103 Schoenborn St.   San Valley, Calif.
      J. George Gold       121 South Beverly Dr.  Beverly Hills, Calif.

            SIXTH: Authority is hereby granted to the holders of the shares of this corporation entitled to vote, to change from time to time the authorized number of directors of this corporation by a duly adopted amendment of the By-Laws of this corporation.

            IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, being the same persons as are named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation this 31st day of August, 1955.

                                    /s/ Raymond Veltman
                                    --------------------------------------
                                          RAYMOND VELTMAN

                                    /s/ Elaine Veltman
                                    --------------------------------------
                                          ELAINE VELTMAN

                                    /s/ J. George Gold
                                    --------------------------------------
                                          J. GEORGE GOLD

STATE OF CALIFORNIA        )
                           ) ss:
COUNTY OF LOS ANGELES      )

            On the 31st day of August, 1955, before me, a Notary Public in and for the County of Los Angeles, State of California, personally appeared RAYMOND VELTMAN, ELAINE VELTMAN and J. GEORGE GOLD, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and who are named therein as the first directors, and each acknowledged to me that he executed the said instrument.

            IN WITNESS WHEREOF, I have hereunto affixed my hand and official seal, this 31st day of August, 1955.

(Seal)                              /s/ Merle L. Browley
                                    --------------------------------------
                                    Notary Public in and for said County
                                       and State.

           Name changed to: TROJAN TRANSPORTATION AND WAREHOUSE CO.


                           CERTIFICATE OF AMENDMENT OF

                            ARTICLES OF INCORPORATION

                                       OF

                            TROJAN TRANSPORTATION CO.

            The undersigned hereby certify as follows:

            Trojan Transportation Co. is a California corporation, of which Raymond Veltman is the president and J. George Gold is the secretary; a special meeting of the board of directors of the corporation was duly held on July 31, 1956, at 11 o'clock A.M. at 121 South Beverly Drive, Beverly Hills, California; all the directors were present at said meeting and the following resolution was unanimously adopted:

                  "RESOLVED, that pursuant to provisions of the Corporation Code of the State of California, Article FIRST of the Articles of Incorporation of this corporation is hereby stricken and in lieu thereof is inserted the following article:

                     `FIRST:  THE NAME OF THIS CORPORATION SHALL BE TROJAN
                  TRANSPORTATION AND WAREHOUSE CO.'"

            The owners of 10 shares of stock of the corporation consented in writing to the proposed amendment and the following is a true and correct copy of the said document on file in the Minute Book of the corporation;


                     "CONSENT OF SHAREHOLDERS TO
                     CHANGE OF CORPORATE NAME:

                  We, the undersigned, owners of all of the outstanding shares of Trojan Transportation Co., a California corporation, hereby consent to and approve the following resolution adopted by the board of directors at a special meeting of said board held on July 31, 1956:

                  `RESOLVED, that pursuant to the provisions of the Corporations
            Code of the State of California, Article FIRST of the Articles of Incorporation of this corporation is hereby stricken and lieu thereof is inserted the following article:

                        `FIRST:  THE NAME OF THIS CORPORATION SHALL BE TROJAN
                  TRANSPORTATION AND WAREHOUSE CO.'

            Executed this 31st day of July, 1956.

                     NAME                          NO. OF SHARES
                     ----                          -------------
       RAYMOND VELTMAN                                  10
       --------------------------
       RAYMOND VELTMAN
       ELAINE VELTMAN                                   10
       --------------------------
       ELAINE VELTMAN                                          "

            There are 20 outstanding shares of capital stock of this corporation; the records of this corporation show that Raymond Veltman is the owner of 10 shares of said capital stock and Elaine Veltman is the owner of 10 shares of said capital stock.

            IN WITNESS WHEREOF, the undersigned have executed this certificate of amendment this 31st day of July, 1956.


                                    /s/ Raymond Veltman
                                    --------------------------------------
                                    Raymond Veltman, President,
                                       Trojan Transportation Co.

                                    /s/ J. George Gold
                                    --------------------------------------
                                    J. George Gold, Secretary,
                                       Trojan Transportation Co.

STATE OF CALIFORNIA       )
                          ) ss:
COUNTY OF LOS ANGELES     )

            RAYMOND VELTMAN and J. GEORGE GOLD, being first duly sworn, each for himself deposes and says, that RAYMOND VELTMAN is president of Trojan Transportation Co., a California corporation, mentioned in the foregoing certificate of amendment, and J. GEORGE GOLD is the secretary of said corporation, and each has read said certificate and that the statements therein made are true of his own knowledge and that the signatures purported to be the signatures of said president and secretary are the genuine signatures of the president and secretary respectively.


                                    /s/ Raymond Veltman
                                    --------------------------------------
                                    Raymond Veltman


                                    /s/ J. George Gold
                                    --------------------------------------
                                    J. George Gold


Subscribed and sworn to before me
this 31st day of July, 1956.

/s/ Merle L. Browley
-------------------------------
Notary Public in and for said
county and state.

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                            TROJAN TRANSPORTATION CO.



            The undersigned hereby certify as follows:

            Trojan Transportation and Warehouse Co. is a California corporation, of which Raymond M. Veltman is the president and Elaine Veltman is the secretary; a special meeting of the board of directors of the corporation was duly held on January 24, 1961 at 10:00 o'clock A.M. at 2160 East Seventh Street, Los Angeles, California; all the directors were present at said meeting and the following resolution was unanimously adopted:

                  "RESOLVED, that pursuant to provisions of the Corporations
            Code of the State of California, Article FIRST of the Articles of Incorporation of this corporation is hereby stricken and in lieu thereof is inserted the following article:

                     `FIRST:  THE NAME OF THIS CORPORATION SHALL BE VELTMAN

                  TERMINAL CO.'"

            The owners of 20 shares of stock of the corporation consented in writing to the proposed amendment and the following is a true and correct copy of the said document on file in the Minute Book of this corporation:

                     "CONSENT OF SHAREHOLDERS TO
                     CHANGE OF CORPORATE NAME:

                  We, the undersigned, owners of all of the outstanding shares of Trojan Transportation and Warehouse Co., a California corporation, hereby consent to and approve the following resolution adopted by the board of directors at a special meeting of said board held on January 24, 1961:

                  `RECEIVED, that pursuant to the provisions of the Corporations
            Code of the State of California, Article FIRST of the Articles of Incorporation of this corporation is hereby stricken and in lieu thereof is inserted the following article:

                        `FIRST:     THE NAME OF THIS CORPORATION SHALL BE
                  VELTMAN TERMINAL CO.'

            Executed this 24th day of January, 1961.

                     NAME                          NO. OF SHARES
                     ----                          -------------
       Raymond M. Veltman                            10 shares
       RAYMOND M. VELTMAN
       Elaine Veltman                                10 shares
       ELAINE VELTMAN

            There are 20 outstanding shares of capital stock of this corporation; the records of this corporation show that 10 of said shares are issued to Raymond M. Veltman and 10 shares of said shares are issued to Elaine Veltman, and that they are owners of all of said shares.

            IN WITNESS WHEREOF, the undersigned have executed this certificate of amendment this 24th day of January, 1961.


                                    /s/ Raymond M. Veltman, President
                                    --------------------------------------
                                       Raymond M. Veltman, President
                                       Trojan Transportation and
                                       Warehouse Co.

                                    /s/ Elaine Veltman
                                    --------------------------------------
                                       Elaine Veltman, Secretary
                                       Trojan Transportation  and
                                       Warehouse Co.

STATE OF CALIFORNIA          )   ss.
COUNTY OF LOS ANGELES        )

            RAYMOND M. VELTMAN and ELAINE VELTMAN, being first duly sworn, each for himself deposes and says, that RAYMOND M. VELTMAN is President of Trojan Transportation and Warehouse Co., a California corporation, mentioned in the foregoing certificate of amendment, and ELAINE VELTMAN is the secretary of said corporation and each has read said certificate and that the statements therein made are true of his own knowledge and that the signatures purported to be the signatures of said president and secretary are the genuine signatures of the president and secretary respectively.


                                    /s/ Raymond M. Veltman, President
                                    --------------------------------------
                                    Raymond M. Veltman


                                    /s/ Elaine Veltman
                                    --------------------------------------
                                    Elaine Veltman

Subscribed and sworn to before me
this 24th day of January, 1961.

/s/ George Gold
-------------------------------
Notary Public in and for said
      County and State
My Commission expires December 9, 1963


                                       3